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                                                                    Exhibit 23.6

                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholder
RCC Consultants, Inc.:

   We consent to the use of our reports, dated February 24, 1999 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Short Hills, New Jersey
January 28, 2000                                 /s/ KPMG LLP